UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Orthofix International N.V. (the “Company”) is filing this amendment to its Current Report on Form 8-K that was initially filed with the Securities and Exchange Commission on February 22, 2011 to correct information regarding the vesting of the special retention cash bonus for certain executive officers and employees of the Company (the “Special Retention Bonus Award”) described therein. Fifty percent (50%) of each participant’s Special Retention Bonus Award is payable on December 31, 2011, and fifty percent (50%) of such award is payable on June 30, 2012. In each case, payment of the applicable bonus installment is contingent upon the applicable participant remaining an employee of the Company or one of its subsidiaries as of the respective payment date. The Company is filing a corrected form of award letter herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Award Letter Regarding Special Retention Cash Bonus Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum
Interim Chief Financial Officer and Senior Vice President of Finance

Date: February 23, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Award Letter Regarding Special Retention Cash Bonus Award.